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                                  EXHIBIT 23.4

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                             KELLER & COMPANY, INC.

                        FINANCIAL INSTITUTION CONSULTANTS
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX




March 11, 2004



Re: Valuation Appraisal of First Federal Financial Services, Inc. First Federal Savings and Loan Association
        Edwardsville, Illinois


We hereby consent to the use of our firm's name in the Form SB-2 of First Federal Financial Services, Inc., to the reference to our firm under the heading "Experts" in the prospectus, and to the inclusion of our opinion letter regarding subscription rights and our opinion regarding the valuation of First Federal Financial Services, Inc., provided in our Valuation Appraisal Report and any Valuation Updates, in the Form SB-2 to be filed by First Federal Financial Services, Inc. with the Securities and Exchange Commission and any amendments thereto.

Very truly yours,

KELLER & COMPANY, INC.



by: _________________________
        John A. Shaffer
        Vice President